Exhibit 99.2

Bio-Bridge Science, Inc,
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2008

	Historical
	BGES	XHBD	Pro forma Adjustments		Notes	Pro forma Consolidated
Current Assets	(Unaudited)	(Unaudited)				(Unaudited)
Cash and cash equivalents	$303,840	$7,462	$			$311,302
Accounts receivable		232,111				232,111
Inventories		508,601		302,556	c	811,157
Due from employees, net		15,684				15,684
Preaid expenses and other receivables	23,320	9,987				33,307
Other		652				652
Trading securities, at fair value	1,129,275			(854,823)	b	274,452
Total Current Assets	1,456,435	774,497		(552,267)		1,678,665

Fixed assets,net	63,132	148,285		54,994	c	266,411
Construction in progress	1,904,033					1,904,033
Land use right,net of current portion	376,861					376,861
Other		5,154				5,154
Intangible				410,656	c	410,656
TOTAL ASSETS	$3,800,461	$927,936		$(86,617)		$4,641,780

CURRENT LIABILITIES
Accounts payables	$	$636,888	$			$636,888
Acccured expenses and other payables	157,215	17,226				174,441
Income taxes payable		53,343				53,343
Payable to vendor and contractors	129,064	49,864				178,928
Due to director or shareholder	28,494	777				29,271
Due to employees						—
Total Current Liabilities	314,773	758,098				1,072,871

LONG-TERM LIABILITIES
Defered tax liabilities	—	—				—
Total Long-term Liabilities	—	—				—

TOTAL LIABILITIES	314,773	758,098		—		1,072,871

MINORITY INTEREST	—	—		83,221	d	83,221

Shareholder Equity:
Preferred stock	4,000					4,000
Common stock/Momber's Equity	34,358	62,453		(62,455)		34,358
Additional paid-in capital	10,592,165					10,592,165
Preferred stock dividend payable in common stock	47,000					47,000
Subscription receivable	(20,020)					(20,020)
Stock to be issued	257					257
Accumulated other comprehensive gain	308,474	12,968		(12,967)		308,474
Accumulated decifit	(7,480,546)	94,417		(94,416)		(7,480,546)
Total Shareholder's Equity	3,485,688	169,838		(169,838)		3,485,688

TOTAL LIABILITIES AND SHREHOLDERS' EQUITY	$3,800,461	$927,936		$(86,617)		$4,641,780

Bio-Bridge Science, Inc
Unaudited Pro Forma Condensed Consolidated Satements of Operations
For Three Months Ended March 31, 2008

			Pro forma		Pro forma
	Historical		Adjustments	Notes	Consolidated
	BGES	XHBD

Revenues	$2,285	$169,173	$		$$171,458
Cost of goods sold	(891)	(77,869)	(46,721)	e	(125,481)
Gross Profit	1,394	91,304	(46,721)		45,977

Research and development cost	36,533				36,533
Selling general and administrative expenses	218,890	35,940			254,830
INCOME(LOSS) FROM OPERATIONS	(254,029)	55,364	(46,721)		(245,386)
Interest Income	26				26
Unrealized loss on trading securities	(70,862)				(70,862)
Loss on sale of trading securities	(9,766)				(9,766)
Dividend Income	46,117				46,117
Income (loss) before income taxes and minority interest	(288,514)	55,364	(46,721)		(279,871)
Income Taxes		(13,841)	11,680	f	(2,161)
Minority Interest			(3,176)	g	(3,176)
NET INCOME (LOSS)	(288,514)	41,523	(38,217)		(285,208)

Deemed Preferred Stock Dividends
Preferred Stock Dividends	(90,000)	—			(90,000)
Net Loss Attributable to Common Shareholders	$(378,514)	$41,523	$(38,217)		$(375,208)

(Loss) Per Shares, baisc and diluted	$(0.01)	$—			$(0.01)

Loss per share, attributable to common shareholders, basic and diluted	$(0.01)	$—			$(0.01)

Weighted Average Share Outstanding, basic and diluted	34,357,676	34,357,676			34,357,676

Bio-Bridge Science, Inc
Unaudited Pro Forma Condensed Consolidated Satements of Operations
For The Year Ended Dcember 31, 2007

			Pro forma		Pro forma
	Historical		Adjustments	Notes	Consolidated
	BGES	XHBD

Revenues	$2,979	$550,764	$		$$553,743
Cost of goods sold	(1,629)	(351,225)	(210,735)	e	(563,589)
Gross Profit (loss)	1,350	199,539	(210,735)		9,846

Research and development cost	(155,087)	—			(155,087)
Selling expenses	(40,128)	(13,396)			(53,524)
General and administrative expenses	(1,164,664)	(84,499)			(1,249,163)
INCOME(LOSS) FROM OPERATIONS	(1,358,529)	101,644	(210,735)		(1,467,620)
Interest Income	5,267				5,267
Unrealized loss on trading securities	(372,192)				(372,192)
Loss on sale of trading securities	(2,818)				(2,818)
Dividend Income	127,480				127,480
Income (loss) before income taxes and minority interest	(1,600,792)	(101,644)	(210,735)		(1,709,883)
Income Taxes		(35,709)	35,709	f	—
Minority Interest			53,455	g	53,455

NET INCOME (LOSS)	(1,600,792)	65,935	(121,571)		(1,656,428)

Deemed Preferred Stock Dividends	(1,293,320)				(1,293,320)
Preferred Stock Dividends	(317,000)				(317,000)
Net Loss Attributable to Common Shareholders	(3,211,112)	65,935	$(121,571)		(3,266,748)

Loss Per Shares, baisc and diluted	$(0.05)	$—			$(0.05)

Loss per share, attributable to common shareholders, basic and diluted	$(0.09)	$—			$(0.10)

Weighted Average Share Outstanding, basic and diluted	33,992,951	33,992,951			33,992,951

Notes:

a. The estimated purchase price has been preliminarily allocated based on estimated fair values of assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Upon the completion of the acquisition of HXBD, the Company will complete its valuation of the fair value of the acquired assets and liabilities; as such the allocation may change and result in amortizable intangibles. The Company’s preliminary purchase price allocation is as follows:

Cash	$7,462
Accounts receivable	232,111
Inventories	811,157
Property and equipment	203,279
Other assets	31,477
Intangible	410,656
Accounts payable	(636,888)
Accrued expenses	(17,226)
Income taxes payable	(53,343)
Minority interest	(83,221)
Other payables	(50,641)

Total purchase price	$854,823

b. Reflects the acquisition of HXBD for $854,823 (RMB 6,000,000)

c. Reflects the increase in inventories and property and equipment based on preliminary allocation of estimated fair values.

d. Reflects the book value of minority interest

e. Reflects increase to cost of goods sold from increase in inventories

f. Reflects decrease to income tax due to higher cost of goods sold

g. Reflects minority interest income in pro-forma consolidation.